EXHIBIT 21.1 - LIST OF SUBSIDIARIES


                                    GEOWORKS

Name                                Jurisdiction         Organization
----                                ------------         ------------

Geoworks Corporation                Delaware             Parent Company
Geoworks New Jersey Corporation     New Jersey           Wholly Owned Subsidiary
Geoworks Kabushiki Kaisha           Japan                Wholly Owned Subsidiary
Geoworks Limited                    United Kingdom       Wholly Owned Subsidiary